United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
December 17, 2012

GRAHAM ALTERNATIVE INVESTMENT FUND II LLC
(Exact Name of Registrant as Specified in its Charter)

 Commission File Number 0-539655

DELAWARE	20-4897149
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o GRAHAM CAPITAL MANAGEMENT, L.P.
40 Highland Avenue
Rowayton, CT  06853
(Address of principal executive offices) (zip code)

Paul Sedlack
Graham Capital Management, L.P.
40 Highland Avenue
Rowayton, CT  06853
(203) 899-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14-aa-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Jeff Baisley, Chief Financial Officer of Graham Alternative Investment Fund II LLC (“GAIF II”), agreed with Graham Capital Management, L.P., the manager (the “Manager”) of GAIF II, in December 2012 to resign his position as Chief Financial Officer of the Manager effective March 31, 2013.  In resigning his position as Chief Financial Officer of the Manager, Mr. Baisley will effectively resign his position as Chief Financial Officer of GAIF II of even date.

Brian Douglas (age 39), the Manager’s Director of Financial Reporting since 2008, will take over the role of Chief Financial Officer of the Manager and GAIF II effective April 1, 2013.  Mr. Douglas joined the Manager as the Manager of Financial Reporting in July 2004 and became the Manager’s Director of Financial Reporting in April 2008.  He received his B.A. in accounting from Western Connecticut State University in May 1996.

Mr. Douglas will operate under the same employment agreement with the Manager as was in place prior to his appointment as Chief Financial Officer.  Under the agreement, Mr. Douglas receives a base salary and is eligible each year for a discretionary bonus and is also eligible for employee benefits that are made generally available to employees of the Manager.  Under the agreement, Mr. Douglas is subject to various obligations during his employment with the Manager and post-termination, including restrictions on the use of the Manager’s confidential information and non-solicitation covenants.  Mr. Douglas does not have an employment agreement or other agreement with GAIF II.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 27, 2013	GRAHAM ALTERNATIVE INVESTMENT FUND II LLC

	By:	GRAHAM CAPITAL MANAGEMENT, L.P.
its Manager

		By:	/s/ Paul Sedlack
Paul Sedlack, Chief Executive Officer

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